UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2014

TPG Specialty Lending, Inc.

(Exact name of registrant as specified in charter)

Delaware	814-00854	27-3380000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Commerce Street, Suite 3300 Fort Worth, TX	76102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 871-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On February 27, 2014, TPG Specialty Lending, Inc. (the “Company”) further amended and restated its amended and restated senior secured revolving credit facility (as so amended and restated, the “Second A&R Revolving Credit Facility”). The parties to the Second A&R Revolving Credit Facility include the Company, as Borrower, the lenders from time to time parties thereto, SunTrust Bank, as Administrative Agent, and JPMorgan Chase Bank, N.A., as Syndication Agent.

The Second A&R Revolving Credit Facility, among other things, (a) increased the size of the facility from $420 million to $581 million; (b) increased the size of the uncommitted accordion feature to a maximum of $956 million and the limit for swingline loans to $100 million; (c) with respect to $545 million in commitments, (i) extended the expiration of the revolving period from June 30, 2017 to February 26, 2018, during which period the Company, subject to certain conditions, may make borrowings under the facility, and (ii) extended the stated maturity date from July 2, 2018 to February 26, 2019; and (d) provided that borrowings under the multicurrency tranche will be available in certain additional currencies.

The Second A&R Revolving Credit Facility continues to be guaranteed by certain subsidiaries of the Company and secured by a perfected first-priority interest in substantially all the portfolio investments held by the Company and each guarantor.

The foregoing description is only a summary of certain of the provisions of the Second A&R Revolving Credit Facility and is qualified in its entirety by the underlying agreement for the Second A&R Revolving Credit Facility, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the period ended December 31, 2013.

Item 1.02 – Termination of a Material Definitive Agreement

On February 27, 2014, the Company terminated its senior secured revolving credit facility with Deutsche Bank Trust Company Americas (“DBTCA”) as administrative agent, and DBTCA and certain of its affiliates as lenders (as amended, the “DBTCA Revolving Credit Facility”), effective March 4, 2014. The DBTCA Revolving Credit Facility had permitted up to $100 million of borrowings. The DBTCA Revolving Credit Facility has no outstanding borrowings and will have no outstanding borrowings as of the effective date of the termination. The Company did not incur any fees or penalties in conjunction with the termination of the DBTCA Revolving Credit Facility.

Item 2.03 – Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPG SPECIALTY LENDING, INC. (Registrant)

Date: February 28, 2014	By:	/s/ Alan Kirshenbaum
Alan Kirshenbaum
Chief Financial Officer